Exhibit 10.1

RAYTHEON COMPANY

INCENTIVE STOCK OPTION AGREEMENT

This Agreement made as of «Grant_Date» between Raytheon Company (the “Company”) and

«FirstName» «MidName» «LastName»	«SSN»

(the “Optionee”). In consideration of the agreements set forth below, the Company and the Optionee agree as follows:

1. Grant. An Incentive Stock Option (the “Option”) is hereby granted by the Chief Executive Officer of the Company in accordance with the authority delegated to him by the Management Development Compensation Committee as administrator of the Plan, to the Optionee, for and with respect to Raytheon Common Stock, $0.01 par value per share (the “Common Shares”), subject to the following terms and conditions and to the provisions of the Raytheon Company 1995 Stock Option Plan (the “Plan”), as amended from time to time, the terms of which are incorporated by reference herein.

2. Exercise. The Option shall entitle the Optionee to purchase from the Company all or any part of the number of Common Shares, at the purchase price per share, as set forth below. At the time of exercise of the Option, payment of the purchase price may be made in cash (payable via certified or cashier’s check), Common Shares (valued at the fair market value as of the day before the date of exercise), or a combination thereof. In lieu of payment by certified check, cashier’s check or other Common Shares, an Optionee may, unless prohibited by applicable law, elect to effect payment by including with the written notice irrevocable instructions to deliver for sale to a registered securities broker acceptable to the Company a number of the shares subject to the Option being exercised sufficient, after brokerage commissions, to cover the aggregate exercise price of such Option, together with irrevocable instructions to such broker to sell such shares and to remit directly to the Company such aggregate exercise price.

Number of Common Shares Subject to Option	Price Per Share		Exercise Period Commencement Date	Exercise Period ExpirationDate
«vest_1_»	$	«Grant_Price»	«Vest_date_1»	«expire_date»
«vest_2_»	$	«Grant_Price»	«vest_date_2_»	«expire_date»
«vest_3_»	$	«Grant_Price»	«vest_date_3»	«expire_date»

3. Termination of Employment. (a) Except as provided in this Section 3 or Section 4, the Option may not be exercised at any time unless the Optionee is then a key employee of the Company or one of its subsidiaries. In the event of the Optionee’s termination of employment with the Company and its subsidiaries for any reason specified below, the Option shall be exercisable only within the period of time provided below, which period shall commence on the last day worked by the Optionee (without giving effect to any period of accrued vacation or salary continuance to which the Optionee is entitled); provided that the Option was exercisable as of the Optionee’s last day worked (i.e., the last day the Optionee was performing the duties of the Optionee’s position at the Company or one of its subsidiaries); and provided further that the Option may not be exercised at any time following cancellation or the expiration date:

Termination Reason	Option Expiration Date
Layoff	1 Year
Termination for Cause	Date of Termination
Voluntary Termination	3 Months

(b) If the Optionee’s employment terminates because of Retirement (as defined below), Common Shares subject to Option which were exercisable by the Optionee as of the Optionee’s last workday may be exercised at any time before their expiration date or within three years after the Optionee’s last workday, whichever is earlier. In the event that the Optionee’s Last Workday and Retirement occur one year or more after the date hereof, Common Shares not then exercisable will vest on their scheduled Commencement Date set forth in Section 2 above and may thereafter be exercised at any time within three years after the Optionee’s last workday, as provided hereunder. For purposes of this Agreement, “Retirement” means (i) retirement at age 65 or later or (ii) retirement at age 55 or later with at least 10 years’ credited service with the Company or one of its subsidiaries.

If you exercise this Option on a date which is more than three months following your last workday, the special tax treatment applicable to an incentive stock option under Sections 421(a) and 422(a) of the Internal Revenue Code shall cease to apply. You should consult your own tax advisor regarding the timing of your exercise.

4. Death of Optionee. In the event of the Optionee’s death, the Option may be exercised (if and to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee’s death) during the shorter of (i) the one year period following the Optionee’s date of death and (ii) the period remaining until the Option expiration date by the legatees of the Optionee under the Optionee’s will, or by the Optionee’s executors, personal representatives or distributees.

5. Procedure for Exercise. The Option may be exercised by the Optionee (or in the event of the Optionee’s death as specified in Section 4) by delivering to the Company at its principal executive office, for the attention of the Human Resources Department—Stock Option Administration, an exercise form indicating the number of Common Shares with respect to which the Option is being exercised accompanied by full payment to the Company of the purchase price of the shares being purchased. The date of exercise shall be the date such notice is received by the Company (provided full payment is tendered therewith) unless a later date is specified in the notice.

6. Withholding Taxes. The Company shall have the right to require the Optionee to remit to the Company, or to withhold from other amounts payable to the Optionee as compensation or otherwise, an amount sufficient to satisfy all federal, state and local tax withholding requirements.

7. Disposition of the Option. The Option may be exercised only by the Optionee during his or her lifetime, by legatees of such Optionee under the Optionee’s will or by his or her executors, personal representatives or distributees and may not be transferred other than by will or the applicable laws of descent and distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and shall not be subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

8. Rights as Stockholder. Neither the Optionee nor any other person entitled to exercise the Option under the terms hereof shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Common Shares issuable on exercise of the Option unless and until certificates for Common Shares are issued to him or her.

9. Rights as Employee. The grant of the Option confers upon the Optionee no right to continued employment by the Company or its subsidiaries.

10. Administrative Regulations. The Option shall be exercised in accordance with such administrative regulations as the Management Development and Compensation Committee (or the Options Subcommittee thereof) of the Company’s Board of Directors shall from time to time adopt to the extent not inconsistent with the Delaware General Corporation Law, the Plan and Section 422 of the Internal Revenue Code.

11. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligations to issue or deliver certificates evidencing the Common Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

Raytheon Company

By:
Daniel P. Burnham
Chairman and Chief Executive Officer

The undersigned Optionee hereby accepts the foregoing Option and the terms and conditions hereof.

Optionee

QUESTIONS CONCERNING THIS AGREEMENT OR THE OPTION GRANT SHOULD BE DIRECTED TO THE

OFFICE OF STOCK OPTION ADMINISTRATION, 141 SPRING STREET, LEXINGTON, MA 02421